                                                                EXHIBIT 21.0

                          MUELLER INDUSTRIES, INC.
                            List of Subsidiaries

                                                           State or Country
Subsidiary*                                                of Incorporation
------------------                                         ----------------
Mueller Brass Holding Company, Inc.                            Delaware
  Mueller Brass Co. (Assumed name: Mueller Brass Products)     Michigan
    Extruded Metals, Inc. (Effective February 27, 2007)        Delaware
    Mueller Industrial Realty Co.                              Michigan
    Itawamba Industrial Gas Company, Inc.                      Mississippi
    Streamline Copper & Brass Ltd.                             Canada
    Mueller Plastics Holding Company, Inc.                     Ohio
      Mueller Plastics Corporation, Inc.                       Delaware
      MPC Foundry, Inc.                                        Delaware
      MPC Machine Shop, Inc.                                   Delaware
    Mueller Brass Forging Company, Inc.                        Delaware
    Mueller Copper Tube Company, Inc.                          Delaware
      Mueller Fittings, LLC                                    Mississippi
        Mueller Fittings Company, Inc.                         Michigan
    MCTC, LLC                                                  Mississippi
    Mueller East, Inc.                                         Delaware
    Mueller Formed Tube Company, Inc.                          Delaware
    Mueller Impacts Company, Inc.                              Delaware
    Mueller Press Company, Inc.                                Mississippi
    Mueller Refrigeration Products Company, Inc.               Delaware
      Mueller Refrigeration Company, Inc.                      Michigan
        Mueller LBHC, Inc.                                     Delaware
          Lincoln Brass Works, Inc.
            (Assumed name: Mueller Gas Products)               Michigan
            Overstreet-Hughes, Co., Inc.                       Tennessee
    Mueller Refrigeration Holding Co., Inc.                    Delaware
    Mueller Streamline Co.                                     Delaware
      Precision Tube Company, Inc.                             Pennsylvania
      Southland Pipe Nipples Co., Inc.                         Texas
    Mueller Tool and Machine, Inc.                             Delaware
    Mueller Casting Company, Inc.                              Delaware
      Mueller Packaging, LLC                                   Mississippi
    Micro Gauge, Inc.                                          Michigan
    Microgauge Machining, Inc.                                 Michigan
    Propipe Technologies, Inc.
      (Assumed name: Mueller Gas Products)                     Ohio
WTC Holding Company                                            Michigan
  Mueller Europe, Ltd.                                         United Kingdom
    Mueller Primaflow Limited                                  United Kingdom
      Brasscapri Limited                                       United Kingdom
      Primaflow Limited                                        United Kingdom
    KX Company Limited                                         United Kingdom
      Brassware Sales Limited                                  United Kingdom
      Instox Limited                                           United Kingdom
DENO Investment Company, Inc.                                  Michigan
  Mueller de Mexico S.A. de C.V. (1)                           Mexico
DENO Holding Company, Inc.                                     Michigan
  DENO Acquisition EURL                                        France
    Mueller Europe, S.A. (2)                                   France

                            List of Subsidiaries
                                                           State or Country
Subsidiary*                                                of Incorporation
------------------                                         ----------------
B & K Industries, Inc.                                         Illinois
Mueller Copper Tube Products, Inc.                             Delaware
Arava Natural Resources Company, Inc.                          Delaware
  United States Fuel Company                                   Nevada
    King Coal Company                                          Utah
  Canco Oil & Gas Ltd.                                         Alberta, Canada
    Aegis Oil & Gas Leasing Ltd.                               Alberta, Canada
  Bayard Mining Corporation                                    Delaware
  Washington Mining Company                                    Maine
  Amwest Exploration Company                                   Delaware
    USSRAM Exploration Company                                 Maine
    White Knob Mining Company                                  Idaho
    Arava Exploration Company                                  Colorado
    Summit Systems, Inc.                                       Delaware
    Kennet Company Limited                                     Bermuda
  Mining Remedial Recovery Co.                                 Delaware
    Carpentertown Coal & Coke Company                          Pennsylvania
    USS Lead Refinery, Inc.                                    Maine
    Leon Water Enterprises, Inc. (50%)                         Texas
Macomber Construction Company                                  Ohio
Macomber Incorporated                                          Ohio
Macomber Building and Land Corporation                         Delaware
DENO Investment Company II, Inc.                               Michigan
MII Financial Corporation                                      Michigan
  Mueller Streamline Holding S.L.U.                            Spain
    WTC HoldCo I, LLC                                          Delaware
    WTC HoldCo II, LLC                                         Delaware
      Mueller Comercial de Mexico S. de R.L. de C.V. (3)       Mexico
        NICNA Mexico S. de R.L. de C.V. (4)                    Mexico
        NICNA Mexico Servious S. de R.L. de C.V. (4)           Mexico
        NICNA Mexico Proyectos S. de R.L. de C.V. (4)          Mexico
        NICNA Mexico Comercial S. de R.L. de C.V. (4)          Mexico
        NICNA Mexico Maquinaria S. de R.L. de C.V. (4)         Mexico
  Mueller Streamline II, LLC                                   Delaware
    Changzhou Mueller Refrigeration Products Co. Ltd. (5)      China
  Mueller Streamline Trading, LLC                              Delaware
  Mueller Streamline China, LLC                                Delaware
    Jiangsu Mueller-Xingrong Copper Industries Limited (50.5%) China

*    All subsidiaries are 100% owned, except as shown.
(1)  Owned by DENO Investment Company, Inc. (99.8%) and Mueller
     Streamline Co. (.2%).
(2) On March 3, 2003, Mueller Europe S.A. filed a petition for liquidation with the Commercial Court of Provins Province, France and, on March 4, the Court declared the entity to be in liquidation. Less than 1% owned by non-affiliated individuals.
(3)  Owned by Mueller Streamline Holding S.L.U. (1.55%),
     WTC HoldCo I, LLC ( 91.45% ), and  WTC HoldCo II, LLC ( 7% ).
(4) Less than 1% of the outstanding common stock is owned by WTC HoldCo I, LLC.
(5)  Owned by Mueller Streamline II, LLC (95%) and Mueller
     Streamline Holding S.L.U. (5%).


                                     -2-